Exhibit 99.1

MCEWEN MINING REPORTS Q2 2019 PRODUCTION RESULTS

TORONTO, July 17, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for Q2 2019 of 36,216 gold ounces and 850,525 silver ounces, or 45,881 gold equivalent ounces(1)(“GEOs”) using the average gold:silver price ratio during Q2 of 88:1. Our San José and El Gallo mines, which accounted for 62% our total gold and silver production in Q2, exceeded our targets. Our other two operations, the Gold Bar and Black Fox mines, performed better than in Q1, but below our forecast. Looking ahead, our production guidance for the year 2019 has been reduced by 6% for gold and is unchanged for silver. On a gold equivalent basis, silver is forecast to represent 20% of our 2019 consolidated production of 190,000 GEOs.

Consolidated Production Summary

	Q1		Q2		Full Year
	2018	2019	2018	2019	2018	2019 Guidance
Gold (oz)	35,069	26,938	36,959	36,216	135,203	152,000
Silver (oz)	695,651	703,219	772,432	850,525	3,032,694	3,225,000
GEOs(1)	44,344	36,315	47,258	45,881	175,640	190,000

(1)         ‘Gold Equivalent Ounces’ are calculated based on a 75:1 gold to silver price ratio for periods up to and including Q1 2019, and 88:1 for Q2 2019. Going forward McEwen has adopted a variable gold:silver ratio for reporting that approximates the average during each fiscal quarter. 2019 GEO Guidance has been restated at an 85:1 ratio, resulting in a decrease of 5,000 GEOs.

Rob McEwen, Chairman and Chief Owner commented: “The big events in Q2 were achieving commercial production at Gold Bar in late May and the high-grade exploration results from the Black Fox properties. Production results in the quarter were mixed. San José and El Gallo, which accounted for 62% of our Q2 production, performed well this quarter. At Gold Bar and Black Fox, we have had our head down and were pushing hard all quarter long. While both mines delivered better production in Q2 than in Q1, we didn’t achieve our forecast numbers. As a result, we have reduced our 2019 production guidance for gold by 6%.”

Gold Bar Mine, Nevada (100%)

Commercial production was achieved at Gold Bar on May 23, 2019. Gold Bar produced 7,940 gold ounces in Q2. The ramp-up to full production is progressing but the delays in Q1 adversely impacted our gold production in Q2 and our forecast for 2019.

In essence, less ore was placed onto the heap leach pad than planned, which in turn has delayed the application of solution to the ore, and subsequently the recovery of gold. Gold production is increasing, and we expect much better performance in the second half of 2019. Ore grade and tonnage are reconciling positively to our block model, and the gold recovery curves are tracking well compared to our budget.

Our revised plan is to produce 15,000 gold ounces in Q3 and 17,000 gold ounces in Q4. Guidance for 2019 has been reduced from 50,000 to 42,000 gold ounces as a result of the slower than expected ramp-up.

Our 2019 exploration budget for the Gold Bar property is $5 million. Drilling started mid-May with an initial focus on Gold Bar South in order to provide data necessary to advance economic studies and permitting. Our objective is to incorporate Gold Bar South into the mine plan this year and have permitting in place so that development could begin in late 2020. Starting in July, drilling will be testing the deep potential of the property for Carlin-type gold deposits.

McEwen Mining Inc.

Black Fox Mine, Timmins, Canada (100%)

Black Fox produced 9,420 gold ounces in Q2. Production was adversely affected by water infiltration into the mine due to an unusually heavy spring run-off.  In order to protect the main infrastructure of the underground operation, the western part of the mine was allowed to flood temporarily. This action reduced production by limiting access to some areas where Q2 production was planned. As a result, production guidance for 2019 has been reduced from 50,000 to 45,000 gold ounces.

Our 2019 exploration budget for the Black Fox Complex is $18 million and includes surface and underground drilling. Drilling started in April and there are currently 10 surface drill rigs and one dedicated underground drill rig actively exploring on the Black Fox and Stock properties.

On May 23, 2019 we released very positive gold drill results from the Black Fox Mine and promising intersections in the Grey Fox Area. We followed up with more high-grade drill result from Grey Fox 147NE Target on July 10, 2019, see news release: https://www.mcewenmining.com/investor-relations/press-releases/press-release-details/2019/McEwen-Mining-Exploration-Drives-a-Potential-New-Source-of-Production/

San José Mine, Santa Cruz, Argentina (49%(2))

The San José mine is on-track to achieve our full year guidance for 2019 of 49,000 gold ounces and 3,225,000 silver ounces. Our attributable production from San José in Q2 was 13,518 gold ounces and 848,268 silver ounces, for a total of 23,158 GEOs.

El Gallo Project, Sinaloa, Mexico (100%)

Based on the improved leaching performance from process plant modifications completed in Q2, we are increasing our full year guidance for 2019 at El Gallo to 16,000 gold ounces from residual leaching. El Gallo produced 5,340 gold ounces in Q2.

Fenix Project

Work on the Fenix Project feasibility study and permitting is progressing. We expect the permit to be approved and the feasibility study to be completed in Q3 2019.

Second Quarter Financial Results

Operating costs for the quarter ended June 30, 2019 will be released with our 10-Q Quarterly Financial Statements at the end of July.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

Notes:

(2)         The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

All dollar amounts are US Dollars.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Technical Information

The technical contents of this news release has been reviewed and approved by Chris Stewart, P.Eng., President & COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects.”

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenmining	Toronto, ON, Canada
info@mcewenmining.com	Facebook: facebook.com/mcewenrob	M5H 1J9
(866)-441-0690
Twitter: twitter.com/mcewenmining
Twitter: twitter.com/robmcewenmux

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